Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street, Suite 500, Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

QUALITY DISTRIBUTION, LLC

and the Guarantors identified in footnote (1) below

(Exact name of obligor as specified in its charter)

Delaware	04-3668323
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4041 Park Oaks Blvd, Suite 200 Tampa, Florida	33610
(Address of principal executive offices)	(Zip code)

QD CAPITAL CORPORATION

and the Guarantors identified in footnote (1) below

(Exact name of obligor as specified in its charter)

Delaware	02-0692668
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4041 Park Oaks Blvd, Suite 200 Tampa, Florida	33610
(Address of principal executive offices)	(Zip code)

(1)

The following parent of Quality Distribution LLC and domestic direct or indirect wholly owned subsidiaries of Quality Distribution LLC are Guarantors of the exchange Senior Floating Rate Notes due 2012, Series B, and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Quality Distribution, Inc., a Florida corporation (59-3239073); American Transinsurance Group, Inc., a Delaware corporation (23-2613934); Boasso America Corporation, a Louisiana corporation (72-1176189); Chemical Leaman Corporation, a Pennsylvania corporation (23-2021808); EnviroPower, Inc., a Delaware corporation (23-2735584); Fleet Transport Company, Inc., a Delaware corporation (23-2848144); Mexico Investments, Inc., a Florida corporation (59-3433851); MTL of Nevada, a Nevada corporation (88-0350589); Power Purchasing, Inc., a Delaware corporation (23-2611487); QSI Services, Inc., a Delaware corporation (51-0349728); Quala Systems, Inc., a Delaware corporation (23-2343087); Quality Carriers, Inc., an Illinois corporation (36-2590063); and Transplastics, Inc., a Delaware corporation (23-2932792).

Senior Floating Rate Notes Due 2012, Series B

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank of San Francisco	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement
No. 333-121948).

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 16th day of April, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Christie Leppert
Name:	Christie Leppert
Title:	Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	14,687
Interest-bearing balances	0
Securities:
Held-to-maturity securities	43
Available-for-sale securities	216,332
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	23,800
Securities purchased under agreements to resell	89,400
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,676
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable Intangible assets:
Goodwill	871,685
Other Intangible Assets	300,982
Other assets	152,943

Total assets	$1,682,548

LIABILITIES
Deposits:
In domestic offices	1,628
Noninterest-bearing	1,628
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	193,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	161,803
Total liabilities	357,122
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	202,154
Accumulated other comprehensive income	752
Other equity capital components	0
Total equity capital	1,325,426

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,682,548

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	) Directors (Trustees)
William D. Lindelhoff, Vice President	)